Exhibit 2.1

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

This Amendment No. 1, dated as of October 12, 2023 (this “Amendment”), to the Agreement and Plan of Merger, dated as of July 23, 2023 (the “Merger Agreement”), by and among Sculptor Capital Management, Inc., a Delaware corporation (the “Company”), Sculptor Capital LP, a Delaware limited partnership and Subsidiary of the Company (“Capital LP”), Sculptor Capital Advisors LP, a Delaware limited partnership and Subsidiary of the Company (“Advisors LP”), Sculptor Capital Advisors II LP, a Delaware limited partnership and Subsidiary of the Company (“Advisors II LP” and, together with Capital LP and Advisors LP, the “Operating Partnerships”), Rithm Capital Corp., a Delaware corporation (“Parent”), Calder Sub, Inc., a Delaware corporation and Subsidiary of Parent (“Merger Sub Inc.”), Calder Sub I, LP, a Delaware limited partnership and Subsidiary of Parent (“Merger Sub I”), Calder Sub II, LP, a Delaware limited partnership and Subsidiary of Parent (“Merger Sub II”), and Calder Sub III, LP, a Delaware limited partnership and Subsidiary of Parent (“Merger Sub III” and collectively with Merger Sub I and Merger Sub II, the “LP Merger Subs” and collectively with Merger Sub Inc, the “Merger Subs”), hereby amends the Merger Agreement as set forth herein.  Each of the Company, Capital LP, Advisors LP, Advisors II LP, Parent, Merger Sub Inc., Merger Sub I, Merger Sub II and Merger Sub III is referred to herein as a “Party” and, collectively, the “Parties.”

W I T N E S S E T H:

WHEREAS, the Parties have determined to amend the Merger Agreement in accordance with Section 9.05 of the Merger Agreement as set forth herein; and

WHEREAS, capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Merger Agreement.

NOW, THEREFORE, the Parties hereto agree as follows:

1.	Amendment of Section 1.01 – Definitions.

a.
Section 1.01(a) of the Merger Agreement is hereby amended by (i) deleting the defined terms “Company Non-Unitholder Stockholder Approval” and “Required Company Stockholder Approval”, (ii) replacing the dollar amount of “$16,576,819” with the dollar amount of “$20,307,196” in the definition of “Company Termination Fee”, (iii) replacing the dollar amount of “$167,367,690” with the dollar amount of “$173,104,681” in the definition of “LP Merger Consideration”, (iv) replacing the dollar amount of “$5,100,560” with the dollar amount of “$5,415,252” in the definition of “Parent Expenses”.

b.	Section 1.01(b) of the Merger Agreement is hereby amended by removing any defined term that is no longer used in the Merger Agreement as a result of this Amendment.

2. Amendment of Required Company Stockholder Approval. The Merger Agreement is hereby amended by replacing all references to “Required Company Stockholder Approval” with “Company Stockholder Approval” (other than as set forth in Section 1 of this Amendment).

3. Amendment of Section 3.01 – Conversion of Company Class A Common Stock. Section 3.01(a) of the Merger Agreement is hereby amended by replacing the dollar amount of “$11.15” with the dollar amount of “$12.00”.

4. Removal of Rollover Provisions.  The Merger Agreement is hereby amended by (i) deleting the ninth recital, (ii) amending the definition of “Ancillary Agreements” to remove the words “Rollover Agreement”, (iii) deleting Section 3.02(e) and replacing such subsection with “[Reserved]”, (iv) amending Section 3.02(f) to delete the words “(including the Rollover Interests)” and “and Section 3.02(e)”, (v) amending Section 4.27 to delete the words “, the Rollover Agreement” and “and the Rollover”, (vi) amending Section 5.07(a) to delete the words “, the Rollover Agreement and any other agreements entered into in connection with the Rollover”, (vii) amending Section 5.07(b) to delete the words “, the Rollover Agreement and any other agreements entered into in connection with the Rollover”, (viii) amending Section 6.02(f) to delete the words “, the Rollover Agreement”, (ix) amending Section 6.20 to delete the words “, the Rollover” and “and by the terms of the Rollover Agreement”, and (x) deleting Section 6.23.

5. Pursuant to the Company Confidentiality Agreement, the Company hereby waives the standstill restrictions set forth in paragraph 11 of the Company Confidentiality Agreement (the “Standstill”) solely to the extent such restrictions prohibit Parent from acquiring and/or exercising the Company Warrants (and negotiating such acquisition with Delaware Life Insurance Company) (collectively, the “Company Warrants Transaction”). For the avoidance of doubt, this waiver does not otherwise waive or amend the terms of the Standstill. The waiver is in full reservation of all, and without waiver of, any other rights in the Company Confidentiality Agreement. No other provisions of the Company Confidentiality Agreement shall be amended or modified by this waiver, and the remainder of the Company Confidentiality Agreement shall remain in full force and effect in accordance with its terms. Notwithstanding anything in the Merger Agreement or the Ancillary Agreements to the contrary, the Company hereby consents to the Company Warrants Transaction for all purposes under the Merger Agreement and the Ancillary Agreements and hereby waives any breach or purported breach of the Merger Agreement or any Ancillary Agreement resulting from the Company Warrants Transaction (including without limitation for purposes of any representations, warranties, covenants, agreements or the corresponding conditions relating thereto).

6. Each Party hereby acknowledges that the provisions of the Merger Agreement which have not been modified or amended by this Amendment shall remain in full force and effect in all respects. Each reference to “hereof,” “herein,” “hereby,” and “this Agreement” in the Merger Agreement will from and after the entry into this Amendment refer to the Merger Agreement as amended by this Amendment. Notwithstanding anything to the contrary in this Amendment, the date of the Merger Agreement, as amended hereby, will in all instances remain as July 23, 2023, and any references in the Merger Agreement to “the date first above written,” “the date of this Agreement,” “the date hereof” and similar references will continue to refer to July 23, 2023.

7. The provisions of Article IX (Miscellaneous) of the Merger Agreement shall apply mutatis mutandis to this Amendment, and to the Merger Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms as modified hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first written above.

RITHM CAPITAL CORP.

By:	/s/ Nicola Santoro, Jr.
Name: Nicola Santoro, Jr.
Title: Chief Financial Officer

CALDER SUB, INC.

By:	/s/ Nicola Santoro, Jr.
Name: Nicola Santoro, Jr.
Title: Chief Financial Officer

CALDER SUB I, LP

By:	/s/ Nicola Santoro, Jr.
Name: Nicola Santoro, Jr.
Title: Chief Financial Officer

CALDER SUB II, LP

By:	/s/ Nicola Santoro, Jr.
Name: Nicola Santoro, Jr.
Title: Chief Financial Officer

CALDER SUB III, LP

By:	/s/ Nicola Santoro, Jr.
Name: Nicola Santoro, Jr.
Title: Chief Financial Officer

SCULPTOR CAPITAL MANAGEMENT, INC.

By:	/s/ Dava Ritchea
Name: Dava Ritchea
Title: Chief Financial Officer

SCULPTOR CAPITAL LP

By: Sculptor Capital Holding Corporation, its General Partner

By:	/s/ Dava Ritchea
Name: Dava Ritchea
Title: Chief Financial Officer

SCULPTOR CAPITAL ADVISORS LP

By: Sculptor Capital Holding Corporation, its General Partner

By:	/s/ Dava Ritchea
Name: Dava Ritchea
Title: Chief Financial Officer

SCULPTOR CAPITAL ADVISORS II LP

By: Sculptor Capital Holding Corporation, its General Partner

By:	/s/ Dava Ritchea
Name: Dava Ritchea
Title: Chief Financial Officer

[Signature Page to Amendment No. 1 to Merger Agreement]